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Exhibit 10.29

ASSIGNMENT AND SUBORDINATION OF MASTER LEASE
AND CONSENT OF MASTER TENANT

        THIS ASSIGNMENT AND SUBORDINATION OF MASTER LEASE AND CONSENT OF MASTER TENANT (this "Agreement") is made as of December 9, 2004, by and among 6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company ("Owner"), VENOCO, INC., a Delaware corporation ("Master Tenant"), and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, "Lender").

RECITALS:

        A.    WHEREAS, Owner, by that certain Promissory Note, dated as of the date hereof, and given by Owner in favor of Lender in the principal amount of $10,000,000.00 (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Note"), is indebted to Lender for a loan advanced pursuant to the Note (the indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the "Loan");

        B.    WHEREAS, the Loan is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Security Instrument"), of even date herewith, which grants Lender a first lien on the improved real property which is commonly known as 6267 Carpinteria Avenue and which is located in the City of Carpinteria, the County of Santa Barbara and the State of California (the "Property") (the Note, the Security Instrument, this Agreement and any of the other documents evidencing or securing the Loan, together with all extensions, renewals, modifications, substitutions and amendments thereof, are collectively referred to herein as the "Loan Documents");

        C.    WHEREAS, the Property is encumbered by that certain Building Lease, dated as of November 7, 1996, by and between Bermant Development Company ("BDC"), as master landlord, and Benton Oil and Gas Company ("BOGC"), as master tenant, (a) as assigned pursuant to that certain Assignment of Building Lease and Development and Construction Agreement, dated as of June 19, 1997, from BDC, as assignor, in favor of Carpinteria Bluffs Associates, LLC ("CBA"), as assignee (assigning the master tenant's interest thereunder), (b) as amended by that certain First Amendment to Building Lease, dated as of May     , 2000, by and between BOGC and CBA, (c) as further assigned pursuant to that certain Assignment and Assumption of Lease, dated as of December 28, 2001, from BOGC, as assignor, in favor of Venoco, Inc. ("Master Tenant"), as assignee (assigning the master tenant's interest thereunder), (d) as further assigned pursuant to that certain Assignment and Assumption of Leases, dated as of December 8, 2004, from CBA, as assignor, in favor of Owner, as assignee (assigning, among other things, the master landlord's interest thereunder), and (e) as further amended by that certain Amendment to Lease, dated as of December 8, 2004, between Grantor, as master landlord, and Master Tenant, as master tenant (collectively, and as may be further modified, amended and/or supplemented in accordance with the terms hereof and the other Loan Documents, the "Master Lease"), a true and correct copy of which is attached hereto as Exhibit A; and

        D.    WHEREAS, Lender requires as a condition to the making of the Loan that Owner, as the borrower under the Loan, assign the Master Lease to Lender and subordinate the Master Lease to the Loan, and that Master Tenant consent to the Loan and agree with Lender and Owner as to certain matters more particularly described herein.

AGREEMENT

        NOW THEREFORE, for good and valuable consideration the parties hereto agree as follows:

        1.    Assignment of Master Lease.    As additional collateral security for the Loan, Owner hereby conditionally transfers, sets over and assigns to Lender all of Owner's right, title and interest in and to the Master Lease, said transfer and assignment to automatically become a present, unconditional assignment, at Lender's option, upon the occurrence of an Event of Default by Owner under the Note, the Security Instrument or any of the other Loan Documents (which has not been waived in writing by Lender).

        2.    Master Tenant's Consent to Assignment.    Master Tenant hereby acknowledges and agrees that (a) Master Tenant hereby consents to the assignment of Owner's interest in the Master Lease by Owner to Lender as additional security for the Loan, and (b) notwithstanding anything to the contrary contained in the Master Lease, (i) no such consent shall be required for the assignment and transfer of the Master Lease to Lender or its nominee following the occurrence of an Event of Default under the Note or the Security Instrument or any of the other Loan Documents, or in connection with a Foreclosure (hereinafter defined) and (ii) Master Tenant shall not unreasonably withhold, condition or delay its consent to the purchase by an entity other than Lender ("Successor Owner") at a sale by Lender or its nominee subsequent to such Foreclosure. As used in this Agreement, the term "Foreclosure" shall mean any exercise of the remedies available to the Lender or other holder of the Security Instrument, following the occurrence of a Default or Event of Default under the Security Instrument, which results in a transfer of title to or possession of the Property. The term "Foreclosure" shall include, without limitation: (A) a transfer by judicial or non-judicial foreclosure; (B) a transfer by deed in lieu of foreclosure; (C) the appointment by a court of a receiver to assume possession of the Property; (D) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (E) a transfer resulting from an order given in a bankruptcy, reorganization, insolvency or similar proceeding; (F) if title to the Property is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (G) any similar judicial or non-judicial exercise of the remedies held by the Lender or other holder of the Security Instrument.

        3.    Subordination of Master Lease: Non-Disturbance.

          (a)   The Master Lease as the same may hereafter be modified, amended, supplemented and/or extended in accordance with the terms of this Agreement, and all of Master Tenant's right, title and interest in and to the Property, are and all rights and privileges of Master Tenant to any management fee(s) paid thereunder are hereby and shall at all times be subject and subordinate to the Security Instrument and the lien thereof, to all the terms, conditions and provisions of the Security Instrument and to each and every advance made or hereafter made under the Security Instrument, and to all renewals, modifications, supplements, consolidations, replacements, substitutions and extensions of the Security Instrument, the Note and the other Loan Documents and the rights, privileges, and powers of Lender thereunder, so that at all times the Security Instrument shall be and remain a lien on the Property prior and superior to the Master Lease for all purposes.

          (b)   Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that Lender (or a Successor Owner) becomes the owner of the Property, including but not limited to an entry pursuant to the Security Instrument, a foreclosure of the Security Instrument, a power of sale under the Security Instrument or otherwise: (a) the Master Lease shall continue in full force and effect as a direct master lease between Lender (or such Successor Owner, as applicable) and Master Tenant, and (b) Lender (or such Successor Owner, as applicable) shall not disturb Master Tenant's right of quiet possession of the premises demised under the Master Lease so long as Master Tenant is not in default (subject to any available notice requirements and/or grace periods) under any term, covenant or condition of the Master Lease or this Agreement.

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        4.    Termination.    At such time as the Loan is paid in full and the Security Instrument is released or assigned of record, this Agreement and all of Lender's right, title and interest hereunder with respect to the Master Lease shall terminate.

        5.    Master Tenant Estoppel.    Master Tenant represents and warrants that (a) the Master Lease is in full force and effect and has not been modified, amended, supplemented and/or assigned by Master Tenant other than pursuant to this Agreement, (b) Owner is not in default under any of the terms, covenants or provisions of the Master Lease and Master Tenant does not know of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default by Owner under the Master Lease, and (c) Master Tenant has not commenced any action or given or received any notice for the purpose of terminating the Master Lease prior to its expiration according to the terms of the Master Lease.

        6.    No Amendment to Master Lease.    Each of Owner and Master Tenant hereby agrees that it shall not modify, amend, supplement and/or assign the Master Lease without first obtaining the prior written consent of Lender. In addition, Master Tenant hereby agrees that, at all times following notification by Lender that an Event of Default has occurred under the Note, the Security Instrument and/or the other Loan Documents, Master Tenant shall not further sublet any portion of the Property demised to it under the Master Lease, and that it shall not modify, amend, supplement and/or permit the assignment of any existing sublease without first obtaining the prior written consent of Lender not to be unreasonably withheld or delayed.

        7.    Release from Liability.    In the event Lender exercises any rights pursuant to this Agreement, Owner hereby releases Lender and Master Tenant from any liability, costs, damages or other obligations of Lender or Master Tenant to Owner as a result of such exercise of rights except to the extent arising directly from Lender's gross negligence or willful misconduct.

        8.    Liability Continued.    If a Successor Owner shall succeed to the interest of Owner under the Master Lease, in no event shall Successor Owner have any liability under the Master Lease prior to the date Successor Owner shall succeed to the interest of Owner under the Master Tenant, nor any liability for claims, offsets or defenses which Master Tenant might have had against Lender as Owner under the Master Lease prior to the date Successor Owner shall succeed to the interest of Owner under the Master Lease.

        9.    Attornment by Master Tenant.    Owner and Master Tenant hereby agree that upon notification by Lender that it wishes to succeed to the interest of Owner due to the occurrence an Event of Default has occurred under the Note, the Security Instrument and/or the other Loan Documents, or following conveyance of title to the Property, to the Successor Owner, Master Tenant shall attorn to the Successor Owner and shall continue to perform all of Master Tenant's obligations under the terms of the Master Lease with respect to the Property in accordance with the terms of the Master Lease.

        10.    Notice and Opportunity to Cure.

          (a)   In the event of a default by Owner in the performance or observance of any of the terms and conditions of the Master Lease, Master Tenant shall give a duplicate copy (herein referred to as the "First Notice") of any notice to be delivered to Owner pursuant to the terms of the Master Lease to Lender in accordance with Section 17 of this Agreement. In addition, in the event that such default is not cured within the applicable cure period under the terms of the Master Lease, and Master Tenant intends to exercise its remedy of terminating the Master Lease, Master Tenant shall send a second notice (the "Second Notice") to Lender, in accordance with Section 17 hereof, stating Master Tenant's intention to terminate the Master Lease. Unless otherwise required by applicable law, Master Tenant shall forebear from taking any action to terminate the Master Lease for a period of thirty (30) days after the service of the First Notice, and for an additional period of sixty (60) days after the service of the Second Notice (if such Second Notice is required, as set

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  forth above) for a monetary event of default or a non-monetary default which is susceptible to being cured by the Lender and for an additional period of two hundred seventy (270) days after the service of the Second Notice for an event of default of a non-monetary nature which is not susceptible to being cured by the Lender.

          (b)   No notice given by Master Tenant to Owner shall be effective as a notice under the terms of the Master Lease unless the applicable duplicate notice to Lender which is required under subsection (a) of this Section 10 (either the First Notice or the Second Notice, as the case may be) is given to Lender in accordance with this Agreement. It is understood that any failure by Master Tenant to give such a duplicate notice (either the First Notice or the Second Notice, as the case may be) to Lender shall not be a default by Master Tenant either under this Agreement or under the Master Lease, but rather shall operate only to void the effectiveness of any such notice by Master Tenant to Owner under the terms of the Master Lease.

          (c)   Master Tenant agrees to accept performance by Lender with the same force and effect as if performed by Owner, in accordance with the provisions and within the cure periods prescribed in the Master Lease (except that Lender shall have such additional cure periods, not available to Owner, as are set forth in subsection (a) hereof).

        11.    Lender's Right to Terminate.    Notwithstanding anything contained in the Master Lease to the contrary, Lender, or Owner at Lender's direction pursuant to the Loan Documents, shall have the right to terminate the Master Lease upon, or at any time after, (a) Master Tenant shall become insolvent or a debtor in a bankruptcy proceeding, (b) an Event of Default shall have occurred and be then continuing under the Note, the Security Instrument and/or under the other Loan Documents, or (c) a default has occurred and is continuing under the Master Lease, in each case, by giving Master Lease thirty (30) days' prior written notice of such termination, in which event Master Tenant shall resign as Master Tenant of the Property effective upon the end of such thirty (30)-day period. Master Tenant agrees not to look to Lender for payment of any accrued but unpaid fees relating to the Property.

        12.    New Master Lease.    Master Tenant agrees that in the event that the Lender forecloses on the Property pursuant to its rights and remedies under the Loan Documents, upon completion of the Foreclosure, Master Tenant shall, if requested by Lender, Lender's nominee, or any Successor Owner, enter into a new master lease with the Lender, Lender's nominee or any such Successor Owner on the same terms and conditions of the then-existing Master Lease.

        13.    Assignment of Proceeds.    As further security for the Note, Owner has executed and delivered to Lender an assignment of leases and rents which is contained within the granting clause of the Security Instrument, assigning to Lender, among other things, all of Owner's right, title and interest in and to all of the revenues of the Property. Master Tenant acknowledges disclosure of the aforesaid assignment.

        14.    Further Assurances.    Master Tenant further agrees to (a) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements contained herein, (b) on written request from Lender, furnish Lender with copies of such information as Owner is entitled to under the Master Lease, and (c) cooperate with Lender's representative in any inspection of all or any portion of the Property. Master Tenant hereby acknowledges that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Property (the "Permits") may be held by, or on behalf of, the Master Tenant. By executing this Agreement, Master Tenant (x) agrees that it is, or will be, holding or providing all such Permits for the benefit of Owner and (v) hereby agrees that as security for repayment of the Debt by Owner in accordance with the Security Instrument, to the extent permitted by applicable law, Master Tenant hereby grants to Lender a security interest in and to the Permits. Moreover, Master Tenant hereby agrees that, following the occurrence of an Event of Default, it will continue to hold such Permits for the benefit of Lender. Master Tenant agrees that upon termination of the Master Lease, Master Tenant shall (to the extent

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assignable and to the extent permitted by law) assign to Owner or to the new Master Tenant all of Master Tenant's interest in such Permits at Owner's or such new Master Tenant's expense.

        15.    Default.    The occurrence of any of the following shall constitute an "Event of Default" hereunder:

          (a)   If Owner or Master Tenant fails to make any payment due under this Agreement within five days of the due date therefor.

          (b)   If Owner or Master Tenant fails to perform any other term or condition of this Agreement, and such failure can be cured but continues for thirty (30) days after notice thereof from Lender to such party; provided, that if such failure can be cured but, despite reasonable diligence, not within such time, the time to cure shall be extended up to an additional sixty (60) days if such party has commenced and diligently pursues cure of the default.

          (d)   Any representation or warranty made by Owner or Master Tenant hereunder shall have been false or misleading in any material respect.

          (e)   If the Master Lease is modified, amended, supplemented and/or assigned without the prior written consent of Lender.

The occurrence of an "Event of Default" hereunder shall also constitute an automatic "Event of Default" under, and as defined in the Note, the Security Instrument and the other Loan Documents, and the occurrence of an "Event of Default" under and as defined in the Note, the Security Instrument, and/or under any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement.

        16.    Governing Law.    THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAW.

        17.    Notices.    All notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, or (e) the day a communication sent by registered or certified mail, postage prepaid, is not accepted, in each case to the respective party at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto. No notice of change of address shall be effective except upon actual receipt. This Section 17 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason. In addition to the foregoing, the Master Tenant, Lender and Owner may, from time to time, specify to the other party additional notice parties by providing to the other party written notice of the name, address, telephone number and telecopy number of any such

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additional notice party. Each such additional notice party shall be entitled to receive and/or give any notice required or permitted to be given under this Agreement:

Address for Owner:	6267 Carpinteria Avenue, LLC c/o Venoco, Inc. 6267 Carpinteria Avenue Carpinteria, California 93013 Attention: Harry C. Harper Facsimile: (805) 745-5146
Address for Master Tenant:	Venoco, Inc. 6267 Carpinteria Avenue Carpinteria, California 93013 Attention: Harry C. Harper Facsimile: (805) 745-5146
Address for Lender:	German American Capital Corporation 60 Wall Street, 11th Floor New York, New York 10005 Attention.: Sandy Vergano Facsimile: (732) 578-3928

        18.    No Oral Change.    This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Owner, Lender or Master Tenant, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        19.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of Master Tenant, Owner and Lender and their respective successors and assigns forever. Moreover, the term "Lender", for the purposes of this Agreement, shall be deemed to include any nominee or designee appointed by Lender in connection with any Foreclosure and any Successor Owner to whom Master Tenant is required to attorn pursuant to Section 9 hereof.

        20.    Inapplicable Provisions.    If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

        21.    Headings, etc.    The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        22.    Duplicate Originals, Counterparts.    This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

        23.    Number and Gender.    Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

        24.    No Transfer.    Without the consent of Lender, Master Tenant shall not, except as expressly permitted in the Master Lease, sell, transfer, or assign any of Master Tenant's interest in the Master Lease.

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        25.    Miscellaneous.    Wherever pursuant to this Agreement it is provided that Owner shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained fines, the reimbursement for the expenses of in-house staff or otherwise.

        26.    Survival of Agreement.    At such time as the Loan is paid in full the Security Instrument is released or assigned of record, this Agreement and all of Lender's right, title and interest hereunder with respect to the Master Lease shall terminate. Notwithstanding the foregoing, all provisions contained in this Agreement that pertain to the relationship of the Master Tenant to the Lender or the Lender's nominee in the event that the Lender or its nominee have succeeded to the interests of the Owner as "Owner" under the Master Lease, the terms of this Agreement shall survive until such time as the Lender or its nominee is no longer the "Owner" under the Master Lease.

[Signature Page Follows]

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        IN WITNESS WHEREOF the undersigned have executed this Agreement and Consent as of the date and year first written above.

OWNER:
6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company
By:	Venoco, Inc., a Delaware corporation, its Sole Member
By:	/s/ MICHAEL G. EDWARDS Name: Michael G. Edwards Title: Vice President
MASTER TENANT:
VENOCO, INC., a Delaware corporation
By:	/s/ MICHAEL G. EDWARDS Name: Michael G. Edwards Title: Vice President
LENDER:
GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation
By:	/s/ SANDY VERGANO Name: Sandy Vergano Title: Vice President
By:	/s/ JMARTINI Name: Joanne Martini Title: Authorized Signatory

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA BARBARA	)

        On December 6, 2004, before me, Debra Lynn Hambleton, a Notary Public in and for said State, personally appeared Michael G. Edwards, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

/s/ DEBRA LYNN HAMBLETON Notary Public
My Commission Expires: Mar. 7, 2008
[SEAL]
[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA BARBARA	)

        On December 6, 2004, before me, Debra Lynn Hambleton, a Notary Public in and for said State, personally appeared Michael G. Edwards, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

/s/ DEBRA LYNN HAMBLETON Notary Public
My Commission Expires: Mar. 7, 2008
[SEAL]
[NOTARIAL SEAL]

AMENDMENT TO LEASE

        This AMENDMENT TO LEASE, dated as of December 8, 2004 (this "Amendment"), is made by and among 6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company ("Landlord"), and VENOCO, INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A.
Bermant Development Company (as predecessor in interest to Carpinteria Bluffs Associates, LLC ("Seller"), as landlord, and Benton Oil and Gas Company (as predecessor in interest to Tenant), as tenant, entered into that certain Building Lease, dated November 7, 1996 (as heretofore amended, supplemented or modified, the "Lease"), providing for the lease of certain premises more particularly described in the Lease (the "Premises") and located at 6267 Carpinteria Avenue, Carpinteria, CA (the "Property").

B.
Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 30, 2004 (the "Purchase Agreement"), between Seller and Tenant, Seller has sold the Property to Landlord (the wholly-owned subsidiary of Tenant), and Landlord purchased the Property from Seller.

C.
In connection with the sale of the Property pursuant to the Purchase Agreement, the parties hereto now desire to make certain amendments to the Lease, all as provided for in this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

        1.    DEFINED TERMS.    Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Lease. As used in this Amendment, "Effective Date" means December 8, 2004.

        2.    AMENDMENTS.    As of the Effective Date, Landlord and Tenant agree that the Lease is amended as follows:

          (a)    Annual Rent.    Annual rent under the Lease (excluding any additional rent due pursuant to Section 3.2 of the Lease) shall be $1,070,055 ($89,171.25 per month; $21.00 per square foot per year), subject to adjustment in accordance with the terms and conditions of the Lease.

          (b)    Definitions.    Section 3.4(a) of the Lease is hereby amended as follows:

            (i)    The definition of "Building Operating Expenses" shall be amended to include the following additional items:

              (A)  A property management fee of up to four percent (4%) of effective gross income derived from the Property by Landlord; and

              (B)  All of Landlord's actual administrative and overhead expenses.

            (ii)   The following clause is deleted from the end of the first paragraph of Section 3.4(a): "and an amount equal to 12.5% of all such expenses to cover the Lessor's administrative and overhead expenses."

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          (c)    Rental Adjustment.    Section 3.5 of the Lease is hereby amended and restated in its entirety as follows:

            "3.5    Rent Adjustment. Beginning on the fifth anniversary of the Rent Commencement Date and every five (5) years thereafter during the term of the Lease, annual rent shall be increased to an amount equal 110% of the annual rent for the immediately preceding five year period."

          (d)    Security Deposit.    Section 4 of the Lease is amended and restated in its entirety as follows:

            "4.    SECURITY DEPOSIT

            The security deposit under the Lease shall be an amount equal to one month's base rent."

          (e)    Term.    Section 5 of the Basic Lease Provisions is amended and restated such that the term of the Lease shall continue for fifteen (15) years after the Effective Date.

          (f)    Rent Commencement Date and Termination Date.    Section 6 of the Basic Lease Provisions is hereby amended such that the Rent Commencement Date shall be December 13, 2004 and the Termination Date shall be December 12, 2019.

          (g)    Damage or Destruction.    Section 8.3(b) of the Lease is amended and restated as follows:

            "(b) If the Lessor is obligated to repair the Premises because the repair can be completed within ninety (90) days or if the Lessor elects to repair the Premises as provided above, but does not commence such repair within one hundred twenty (120) days after the date of the casualty or does not diligently pursue such repair until completion, then, subject to any extension of up to another sixty (60) days for delay beyond the reasonable control of the Lessor, the Lessee may, at the Lessee's option, terminate this Lease by giving the Lessor written notice of the Lessee's election to terminate, in which event this Lease shall terminate thirty (30) days thereafter. If the Lessor is obligated to repair the Premises as a result of a Lessee's Notice and the conditions above are satisfied, there shall be no termination right on the part of the Lessee."

          (h)    Permitted Subletting.    Section 11.9 of the Lease (which section was added to the Lease pursuant to that certain First Amendment to Building Lease, dated as of May     , 2000) is hereby deleted in its entirety.

          (i)    References to Lease.    Upon the effectiveness of this Amendment, references in the Lease to "this Lease" or "the Lease" and similar references shall be deemed to be references to the Lease, as amended by this Amendment.

        3.    FURTHER ASSURANCES.    Each party hereto shall execute, acknowledge and deliver to the other parties all documents, and shall take all actions, reasonably required by such other parties from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Amendment.

        4.    ATTORNEYS' FEES.    In the event that any litigation shall be commenced concerning this Amendment by any party hereto, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including, without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

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        5.    NOTICES.    All notices, demands, approvals and other communications provided for in this Amendment shall be in writing and be delivered to the appropriate party at its address as follows:

If to Landlord:	6267 Carpinteria Avenue, LLC c/o Venoco, Inc. 6267 Carpinteria Avenue Carpinteria, CA 93013 Attention: Harry C. Harper, Esq.
If to Tenant:	Venoco, Inc. 6267 Carpinteria Avenue Carpinteria, CA 93013 Attention: Harry C. Harper, Esq.

        Addresses for notice may be changed, from time to time, by written notice to all other parties. All communications shall be effective when actually received; provided, however, that non-receipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

        6.    NO OTHER PARTIES BENEFITED.    This Amendment is made for the purpose of setting forth certain rights and obligations of Landlord and Tenant, and no other person shall have any rights hereunder or by reason hereof as a third party beneficiary or otherwise.

        7.    MISCELLANEOUS.    This Amendment shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. Except as expressly modified herein, the Lease shall continue in full force and effect without change. This Amendment may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. No provision of this Amendment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions hereof are hereby declared to be severable. Time is of the essence of this Amendment. This Amendment shall be governed by the laws of the State of California.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:
6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company
By:	Venoco, Inc.
Its:	Member
By:	/s/ TIMOTHY MARQUEZ
Name:	Timothy Marquez
Title:	Chief Executive Officer
TENANT:
VENOCO, INC., a Delaware corporation
By:	/s/ TIMOTHY MARQUEZ
Name:	Timothy Marquez
Title:	Chief Executive Officer

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RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:
Sheppard, Mullin, Richter & Hampton LLP 800 Anacapa Street Santa Barbara, CA 93101 Attention: James R. Haslem, Esq.

(Space above this line for Recorder's use only.)

ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made and entered info as of December 8, 2004 ("Effective Date"), by and among CARPINTERIA BLUFFS ASSOCIATES, LLC, a California limited liability company ("Assignor") and 6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company ("Assignee"), with reference to the following facts:

RECITALS

A.
Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated September 30, 2004 ("Purchase Agreement") between Assignor and Assignee, Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, certain real property located in the City of Carpinteria, County of Santa Barbara, State of California, and more particularly described in Exhibit A attached hereto (the "Property"), upon the terms and subject to the conditions set forth in the Purchase Agreement.

B.
Assignor and/or Assignor's predecessors entered into the Leases described in Exhibit B attached hereto (individually, "Lease" and collectively, "Leases").

C.
Pursuant to the Purchase Agreement, the parties are obligated to enter this Assignment.

        NOW, THEREFORE, the parties to this Assignment, intending to be legally bound, do hereby covenant and agree as follows:

        1.    Assignment of Leases.    Effective as of the Effective Date, Assignor transfers and assigns to Assignee all of Assignor's right, title and interest and all of Assignor's duties and obligations as the Landlord under the Leases that arise or accrue after the Effective Date.

        2.    Acceptance of Assignment.    Effective as the Effective Date, Assignee accepts the assignment of all of Assignor's right, title and interest and assumes all of Assignor's duties and obligations as the Landlord under the Leases arising or accruing after the Effective Date.

        3.    Indemnification.

          3.1    Indemnification by Assignor.    Assignor shall defend, indemnify, protect and hold harmless Assignee and its members, managers, officers, directors, employees, agents, representatives, affiliates, successors and assigns, from and against any and all demands, claims, actions, causes of action, damages, losses, fines, penalties, liabilities, obligations, costs and expenses, including, without limitation, attorneys' fees, arising out of, resulting from or relating to any act, event or occurrence relating to the Leases that accrued or arose prior to the Effective Date, including, without limitation, Assignor's performance or failure to perform any obligation, covenant, or condition under any of the Leases.

          3.2    Indemnification by Assignee.    Assignee shall defend, indemnify, protect and hold harmless Assignor and its partners, employees, agents, representatives, affiliates successors and assigns from

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  and against any and all demands, claims, actions, causes of action, damages, losses, fines, penalties, liabilities, obligations, costs and expenses, including, without limitation, attorneys' fees, arising out of, resulting from or relating to any act, event or occurrence relating to the Leases that accrues or arises after the Effective Date, including, without limitation, Assignee's performance or failure to perform any obligation, covenant, or condition under any of the Leases.

        4.    Attorneys' Fees.    In the event of any action or proceeding to enforce or construe any of the provisions of this Assignment, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys' fees and costs, whether or not such action or proceeding proceeds to final judgment.

        5.    Further Assurances.    Each of the parties shall, from time to time at the request of the other party, execute and deliver such other instruments and documents and shall take such other actions as may be required to consummate the transaction contemplated by this Assignment and/or carry out the purposes and terms of this Assignment.

        6.    Governing Law.    This Assignment shall be construed, interpreted and applied in accordance with the laws of the State of California.

        7.    Counterparts.    This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

ASSIGNOR:
CARPINTERIA BLUFFS ASSOCIATES, LLC, a California limned liability company
By:	/s/ JEFF C. BERMANT
Name:	Jeffrey C. Bermant
Title:	President
ASSIGNEE:
6267 CARPINTERIA AVENUE, LLC, a Delaware limited liability company
By:	Venoco, Inc.
Its:	Member
By:	/s/ TIMOTHY MARQUEZ
Name:	Timothy Marquez
Title:	Chief Executive Officer

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STATE OF	)
)ss.
COUNTY OF	)

        On December 7, 2004, before me, Elaine M. Georges, Notary Public, personally appeared Jeffrey C. Bermant, personally known to me OR proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.
[NOTARY SEAL]

ELAINE M. GEORGES (SIGNATURE OF NOTARY)

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STATE OF CALIFORNIA	)
)
COUNTY OF SANTA BARBARA	)

        On December 3, 2004, before me, Debra Lynn Hambleton, a Notary Public in and for said State, personally appear Timothy Marquez, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

/s/ DEBRA LYNN HAMBLETON Notary Public
My Commission Expires: Mar. 7, 2008
[SEAL]
[NOTARIAL SEAL]

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ASSIGNMENT AND ASSUMPTION OF LEASE

        THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is between BENTON OIL AND GAS COMPANY, a Delaware corporation (the "Assignor"), and VENOCO, INC., a Delaware corporation (the "Assignee") and is made with reference to the following facts:

  RECITALS:

        A.    Assignor is the original lessee named in that certain Building Lease, a copy of which is attached hereto as Exhibit A, pursuant to which Bermant Development Company ("BDC") is the lessor (the "Lease") for the premises located at 6267 Carpinteria Avenue, Carpinteria, California, (the "Premises" or the "Leased Premises");

        B.    BDC subsequently assigned its interest in the Lease to Carpinteria Bluffs Associates, LLC, a California limited liability company (the "Lessor");

        C.    Assignor also owns an eight percent (8%) membership interest in Lessor; and,

        D.    Assignor desires to assign the Lease and the Economic Interest (as defined in Lessor's Operating Agreement dated as of June 20, 1997) (the "Economic Interest") pursuant to that certain Assignment of Economic Interest between Assignor and Assignee of even date herewith (the "Assignment of Economic Interest"), and Assignee desires to acquire the rights to the Leased Premises under the Lease and the Economic Interest in accordance with the terms set forth in this Assignment; provided, however, that as a contingency to the assignment of the Lease and the Economic Interest, both Lessor and Lessor's lender, CapMark Services, L.P. ("Lender") must consent to the assignment and provided, further, that such consent shall be deemed to be a consent to the assignment only and not to the terms and conditions of this Assignment or the Assignment of Economic Interest.

  AGREEMENT:

        NOW, THEREFORE, the parties to this Assignment, intending to be legally bound, do hereby covenant and agree as follows:

        1.    ASSIGNMENT OF LEASE.    Subject to the terms and conditions stated herein, Assignor hereby transfers and assigns to Assignee effective as of the Effective Date set forth in Section 6, below, the entire right, title and interest of Assignor in and to the Lease, including the entire interest of Assignor in any prepaid rents made by Lessee in accordance with the provisions of the Lease.

        2.    ACCEPTANCE OF ASSIGNMENT.    By its execution of this Agreement, Assignee (a) accepts the assignment of such Lease and assumes all of the duties and obligations of the Assignor named in such Lease, and (b) agrees that, from and after the effective date of this Assignment, Assignee shall perform and be bound by -all of the terms, covenants and conditions of the Assignee under the Lease, to the same extent as though Assignee were the original lessee under the Lease.

        3.    ADDITIONAL AGREEMENTS.    In connection with this Assignment, the patties further agree as follows:

          3.1    Security Deposit.    As of the Effective Date, Assignee shall deposit the sum of One Hundred Forty Seven Thousand ($147,000) with Lessor as a security deposit (the "Deposit") for Assignee's performance under the Lease as provided in Section 4 thereof. Such Deposit shall be in lieu of, and a replacement for, the letter of credit that Assignor issued to Lessor pursuant to Section 4 of the Lease which letter of credit Lessor shall return to Assignor along with written verification of its cancellation upon receipt of the Deposit.

          3.2    QAD Sublease.    Assignee acknowledges that QAD, Inc. ("Subtenant") is a subtenant pursuant to an Amended and Restated Sublease between Assignor and Subtenant effective as of

1

  April 15, 2000 (the "Sublease"), a copy of which is attached hereto as Exhibit B, and that as of the Effective Date, Assignee shall assume the position of Sublessor under the Sublease. Any prepaid rent shall be prorated through the Effective Date and any prepaid security deposit held by Assignor shall be delivered to Assignee. Furthermore, Assignee acknowledges certain parking spaces in the Premises are allocated to QAD and Assignee agrees that such allocation shall continue.

        4.    WARRANTIES AND REPRESENTATIONS.    Assignor warrants and represents to Assignee that:

          4.1    Right to Convey.    Assignor is the true and lawful owner of the leasehold estate being conveyed hereunder.

          4.2    Required Consents.    Subject to obtaining the consent of the Lessor and Lender as called for by Article 11.4 of the Lease, Assignor has full power and authority to transfer the Lease as provided herein without the consent of any other person.

          4.3    No Encumbrances.    The leasehold estate is not subject to any lien, encumbrance, security interest or other right, claim or interest in favor of any third person.

          4.4    Absence of Default.    On the Effective Date, there will be no uncured defaults under the Lease.

        5.    INDEMNIFICATION

          5.1    Indemnification by Assignee.    Assignee shall indemnify, defend and hold Assignor, its successors and assigns, free and harmless from and against any loss, liability, damage, claim, cost or expense, including attorneys' fees, arising from Assignee's performance or failure to perform any obligation, covenant or condition assumed by it and which arises after the Effective Date of this Assignment.

          5.2    Indemnification by Assignor.    Assignor shall indemnify, defend and hold Assignee, its successors and assigns, free and harmless from and against any loss, liability, damage, claim, cost or expense, including attorneys' fees, arising from any default in the performance of the Assignor's obligations, covenants and conditions under the Lease existing prior to the Effective Date of this Assignment.

        6.    EFFECTIVE DATE.    The effective date of this Assignment and Assumption of Lease (the "Effective Date") shall be the date on which all of the following conditions have been satisfied:

          6.1    Lessor has received a release fee in good funds in the amount of Two Hundred Thousand Dollars ($200,000) from Assignor; and

          6.2    Assignor and Assignee shall have received the following:

            6.2.1    Consent from Lessor to this Assignment of Lease.

            6.2.2    Consent from Lessor to the Assignment of the Economic Interest.

            6.2.3    Consent from Lender to this Assignment of Lease.

            6.2.4    Consent from Lender to the Assignment of the Economic Interest.

          6.3    Assignee has received all payments called for under that certain Agreement for the Assignment and Assumption of Lease and Membership Interest between Assignor and Assignee, dated November 16, 2001, as amended.

        7.    NOTICES.    Any notices permitted or required hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivery of a legible copy was made personally

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or by overnight courier service or by facsimile transmission, or (b) on the second business day after the date on which mailed by registered or certified mail, return receipt requested, addressed to the party for whom intended at the address set forth on the signature page of this Agreement or such other address, notice of which is given as provided herein.

        8.    EXPIRATION DATE.    This Assignment shall be effective as of the Effective Date as described in Section 6, above; provided, however that in no event shall the Effective Date occur prior to December 1, 2001. In addition, if the Effective Date has not occurred prior to December 31, 2001, this Assignment shall be void and of no further effect.

        9.    COMPLETE AGREEMENT.    This written instrument, together with any exhibits or appendices referred to herein, constitutes the entire understanding of the parties with respect to the matters that are the subject of this agreement, and no representations, warranties or covenants not included in this Agreement may be relied upon by any party hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases on the date(s) set forth below.

ASSIGNOR:		ASSIGNEE:
Date:		Date:	12/28/01
BENTON OIL AND GAS COMPANY, a Delaware corporation		VENOCO, INC., a Delaware corporation
By	/s/ STEVEN W. THOLEN	By	/s/ WILLIAM LEE WINELAND
Name:	Steven W. Tholen	Name:	William Lee Wineland
Title:	SUP and CFO	Title:	CFO

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FIRST AMENDMENT
TO
BUILDING LEASE

        THIS FIRST AMENDMENT TO BUILDING LEASE is entered into by and between BENTON OIL AND GAS COMPANY, a Delaware corporation ("Benton") and CARPINTERIA BLUFFS ASSOCLATES, LLC, a California limited liability company ("Carpinteria Bluffs"), effective as of May    , 2000, with reference to the following facts:

  RECITALS:

        A.    Benton and Bermant Development Company ("BDC") entered into that certain Building Lease dated for reference November 7, 1996 (the "Lease");

        B.    Carpinteria Bluffs is the successor in interest to BDC and the owner of the property described in the Lease.

        C.    Benton and Carpinteria Bluffs desire to modify the Lease in the manner provided herein.

  AGREEMENTS:

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

        1.    SUBLETTING AND TRANSFER CONSIDERATION

          Section 11.9 of the Original Lease is hereby amended in its entirety to read as follows:

    11.9
    Permitted Subletting.    Notwithstanding any of the provisions in this Lease to the contrary, during the first seven (7) years following the Term Commencement Date, provided that it is not in default under the terms of this Lease, the original Lessee shall have the right, without the Lessor's consent and without payment of any Transfer Consideration, to sublease portions of the Premises to one or more subtenants provided that (i) the total aggregate space subleased to all subtenants at any one time shall not exceed one-half of the Premises and (ii) the Lessee shall remain primarily liable for the performance of all of the terms and conditions of this Lease. If during the first seven (7) years following the Term Commencement Date, the original Lessee enters into any sublease or combination of subleases with Lessor's consent which aggregate more than 50% of the Premises, but no more than 60% of the Premises, commencing on the date of the sublease which causes the subleased portion of the Premises to exceed 50%, Lessee shall pay Lessor 25% of the Transfer Consideration with respect to the entire area subleased under all subleases.

      If during the first seven (7) years following the Term Commencement Date, the original Lessee enters into any sublease or combination of subleases with Lessor's consent which aggregate more than 60% of the Premises, commencing on the date of the sublease which causes the subleased portion of the Premises to exceed 60%, Lessee shall pay Lessor 50% of the Transfer Consideration with respect to the entire area subleased under all subleases. Commencing on the seventh anniversary of the Term Commencement Date, Lessee shall pay Lessor 50% of the Transfer Consideration paid or received after such anniversary date with respect to any subleases entered into during the first seven (7) years following the Term Commencement Date whose terms extend beyond the seventh anniversary of the Term Commencement Date. Any sublease of any portion of the Premises entered into after the seventh anniversary of the Term Commencement Date

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      shall be subject to the requirement that the prior written consent of the Lessor be obtained as provided herein, and Lessee shall pay Lessor 50% of the Transfer Consideration with respect to such sublease and the entire area subleased under all other subleases.

        2.    FULL FORCE AND EFFECT

        Other than as expressly modified hereby, the Lease remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Building Lease as of the date set forth above.

"BENTON"		"CARPINTERIA BLUFFS"
BENTON OIL AND GAS COMPANY, a Delaware corporation		CARPINTERIA BLUFFS ASSOCIATES, LLC, a California corporation
By	/s/ MICHAEL B. WRAY Michael B. Wray, Office of the Chief Executive	By:	BERMANT DEVELOPMENT COMPANY, a California corporation
		By	/s/ JEFF C. BERMANT Jeffrey C. Bermant, President

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ASSIGNMENT OF BUILDING LEASE
AND
DEVELOPMENT AND CONSTRUCTION AGREEMENT

        FOR VALUE RECEIVED, BERMANT DEVELOPMENT COMPANY hereby assigns and transfers to CARPINTERIA BLUFFS ASSOCIATES, LLC, a California limited liability company, all of its right, title, and interest in and to the following documents and agreements:

1.
Development and Construction Agreement between Benton Oil and Gas Company and Bermant Development Company dated for reference November 7, 1996, as amended by a First Amendment to Development and Construction Agreement effective as of November 7, 1996 (collectively the "Agreement").

2.
Building Lease between Bermant Development Company, as Lessor, and Benton Oil and Gas company, as Lessee, dated November 7, 1996, relating to the premises described as 6267 Carpinteria Avenue, Carpinteria, California (the "Lease").

Dated: June 19, 1997.
BERMANT DEVELOPMENT COMPANY
	By:	/s/ JEFF C. BERMANT Jeffrey C. Bermant

ACCEPTANCE OF ASSIGNMENT

        IN CONSIDERATION of the assignment set forth above, CARPINTERIA BLUFFS ASSOCIATES, LLC, a California limited liability company, hereby accepts the assignment described above and agrees to keep and perform all of the covenants and agreements of Bermant Development Company under the Agreement and the Lease from and after the date of this Assignment. The undersigned agrees to indemnify, defend, and hold harmless Bermant Development Company from all costs, expenses, claims, suits, actions and liabilities under the Agreement and the Lease arising after the date of this Assignment.

Dated: June 19, 1997.
CARPINTERIA BLUFFS ASSOCIATES, LLC, a California limited liability company
	By:	/s/ DALE J. MARQUIS Dale J. Marquis, Vice President
	By:	/s/ ARTHUR F. BURKE Arthur F. Burke, Secretary

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Net, Net, Net
BUILDING LEASE

        THIS BUILDING LEASE dated November 7, 1996, for reference purposes only is made between BERMANT DEVELOPMENT COMPANY, as Lessor, and BENTON OIL AND GAS COMPANY, as Lessee.

BASIC LEASE PROVISIONS

1.	Premises:	As depicted on Exhibit A.
	Building Name:	Benton Oil and Gas Building
	Premises Address:	6267 Carpinteria Avenue Carpinteria, California 93013
	Use of Premises:	General and executive offices
2.	Leased Area:	As depicted on Exhibit A
	Square Feet:	See Addendum
3.	Initial Annual Rent:	See Addendum. ($1.45 per square foot per month)
	Rental Deposit:	See Addendum
4.	Initial Monthly Rental Installments:	See Addendum
5.	Term:	Fifteen (15) years
6.	Rent Commencement Date:	Substantial completion of the Tenant Improvements as provided in Paragraph 2.1. To be specified in Addendum.
	Term Commencement Date:	First day of the month succeeding substantial completion of Tenant Improvements. To be specified in Addendum.
	Termination Date:	Fifteen (15) years after Term Commencement Date.
7.	Security Deposit:	As described in Paragraph 4.
8.	Broker(s):	Grubb & Ellis, Inc.
9.	Parking Spaces Provided:	All available parking at the Project, which shall be at least three (3) spaces for each 1,000 square feet of usable space leased, subject to City of Carpinteria requirements.
10.
Submission of this instrument for examination or signature by the Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both the Lessee and the Lessor.

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        IN WITNESS WHEREOF, the parties hereto have executed this Building Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 18 which follow, and any attached Exhibits or Addendums, as of the date first above written.

LESSOR:
BERMANT DEVELOPMENT COMPANY
By /s/ [illegible]
Address:
130 Cremona Drive, Suite D Goleta, CA 93117-3075
LESSEE:
BENTON OIL AND GAS COMPANY, INC., a Delaware corporation
By:
Name and Title:
Address prior to Rent Commencement Date:
1145 Eugenia Place, Suite 200 Carpinteria, CA 93013
Address following Rent Commencement Date:
6267 Carpinteria Avenue Carpinteria, CA 93013

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        1.    LEASE OF PREMISES

        Concurrently with the execution of this Lease, Lessor and Lessee have entered into a Development and Construction Agreement ("the Development Agreement") which provides for the construction by the Lessor of a building at 6267 Carpinteria Avenue, Carpinteria, California (the "Premises"), which will be leased entirely by Lessee. Upon completion of the demising walls in the building, the parties shall measure the Premises using the American National Standard ANSI Z65.1-1996 as published by the Building Owners and Managers Association International to determine the precise rentable area of the Premises. Within ten (10) days following the completion of such measurements, Lessor and Lessee shall complete and initial the Addendum attached hereto stating the total number of square feet in the Premises, the Initial Monthly Rental Installments, and the Initial Annual Rent.

        The Lessor hereby leases to the Lessee and the Lessee leases from the Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in Item 1 of the Basic Lease Provisions. The approximate anticipated configuration and the location of the building and parking areas is indicated on Exhibit "B". The size, location and function of the buildings and related structures depicted here are approximate. Subject to the terms of the Development Agreement, the configuration of the development, the design, size, function and location of all other improvements, are subject to change for any reason deemed sufficient by Lessor. The Lessor reserves the right to alter the configuration of the Project to construct additional improvements thereon, to withdraw areas therefrom from time to time and alter the configuration of the associated parking areas, provided that the number of parking spaces intended for the Lessee's use shall not thereby be materially diminished. The Lessee shall be allocated the number of parking spaces set forth in Item 9 of the Basic Lease Provisions. Nothing in this Lease shall cause the Lessor in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer or otherwise associated in any way with the Lessee in the operation of the Premises, or to subject the Lessor to any obligation, loss, charge or expense connection with or arising from the Lessee's operation or use of the Premises.

        The parties intend this Lease to be a net, net, net Lease with the Lessee paying its all real property taxes, insurance and certain operating costs for the Premises and the land on which it is situated. Lessee shall have no right to reduce or offset the rent payable hereunder for any reason.

        2.    TERM

          2.1    Commencement of Term

          (a)   The term of this Lease shall commence upon the Term Commencement Date. Not less than ten (10) days prior to the date of scheduled substantial completion of the Tenant Improvements, Lessor and Lessee shall complete and initial the Addendum attached hereto specifying the term and rent commencement dates. The Lessor shall deliver possession of the Premises upon substantial completion of the Tenant Improvements. The Lease will end upon the Termination Date as provided in item 7 of the Basic Lease Provisions unless sooner terminated pursuant to any provision hereof.

          2.2    Delay in Commencement.    Except as provided in the Development Agreement, if the Lessor cannot deliver possession of the Premises to the Lessee on the Rent Commencement Date, the Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of the Lessee hereunder or extend the term hereof provided, however, that the Lessee shall not be obligated to pay rent until delivery of the Premises has occurred in accordance with the terms of the Development Agreement.

        3.    RENT

          3.1    Initial Annual Rent.    The Lessee shall pay the Initial Monthly Rental for the first month of the term of the Lease on the Rent Commencement Date. Commencing on the month immediately following the Rent Commencement Date, the Lessee shall pay to the Lessor in advance on the first day of each month, the Initial Monthly Rental installments for the remaining eleven (11) months in the first year of the term. In the event that the Rent Commencement Date is other than the first day of a month the rent for the second month of the term of this Lease shall be prorated.

          In the event that a portion of the Tenant Improvement Allowance to be provided by the Lessor, as described in the Development Agreement, remains unused after completion of the Tenant Improvements and the payment of all of the Tenant's Improvement Expenses, as defined in the Development Agreement, the rent payable by Lessee under the terms of this Lease for the initial term shall be reduced by the unused portion of the Tenant Improvement Allowance, multiplied by twelve percent (12%), ratably spread over the initial term. By way of example, if the unused portion of the Tenant Improvement Allowance was One Hundred Thousand Dollars, the rent reduction would be calculated as follows:

Reduction in annual rent @ 12%	(12,000.00)
Reduction in monthly rent	(1,000.00)
Rent per the lease at $1.45 per sq. foot assuming 50,000 sq. feet (monthly)	72,500.00	1.45 / sq.ft
Adjusted Rent if actual TI costs are $100,000 less than the allowance	71,500.00	1.43 / sq.ft.

          3.2    Additional Rent.    Throughout the initial and any renewal term of the Lease, the Lessee shall reimburse the Lessor, as additional rent, in the manner and at the times provided, for all Building Operating Expenses (as hereinafter defined) incurred by the Lessor.

          3.3    No Reduction or Offset.    All Rent due under this Lease shall be payable without deduction, abatement or offset.

          3.4    Definitions:    For purposes of this Article 3:

          (a)   Building Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair and maintenance of the Premises and the project, including, but not limited to, heating and air conditioning; all real property taxes (as hereinafter defined) imposed upon or with respect to the Premises and related improvements; all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief, public liability and other insurance covering the Premises and the project and losses suffered which fall below the insurance deductible (in amounts that are commercially reasonable at the time); utilities; materials and supplies; salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Premises and the project, the cost of maintaining, repairing, and replacing all improvements constituting a portion of the Premises; expenses incurred by the Lessor in connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property including, but not limited to all items described in Section 6.1 hereof except as expressly excluded in that Section; gardening, landscaping, repaving, repainting and trash removal; depreciation of equipment used in such maintenance; security and fire protection; utilities; amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at five

  (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount excluding improvements that relate exclusively to the roof structure, foundation or exterior and load-bearing walls); and an amount equal to 12.5% of all such expenses to cover the Lessor's administrative and overhead expenses.

          Notwithstanding anything to the contrary contained in the Lease, Building Operating Expenses shall not include (i) expenditures classified as capital improvements in accordance with generally accepted accounting principles, (ii) any penalty or charge for late payment of any operating cost by Lessor, (iii) amounts expended to correct construction defects in the Premises or to correct faulty workmanship.

          (b)   Real Property Taxes shall mean all real and personal property taxes and assessments incurred during any calendar year, including, but not limited to: special and extraordinary assessments, meter and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real property or personal property used in connection with the Premises, whether or not imposed on or measured by the rent payable by the Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental; license or business tax measured by or levied on rent payable or space occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), the Lessor may, at the Lessor's option, pay the same and, in such event, any such accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred by the Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Premises. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Lessor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California, or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against the Lessor, the same shall be deemed to be Real Property Taxes. Real Property Taxes shall also not include (i) special district assessments for improvements to the roof structure, foundation, exterior and load-bearing walls or (ii) assessments from a Mello-Roos, or similar district, formed exclusively for the benefit of the Premises. If any such property taxes upon the income of the Lessor shall be imposed on a graduated scale, based upon the Lessor's aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Premises were the only rental income of the Lessor subject thereto.

          (c)   The Lessee shall have the right to review, copy and audit all documents and information pertaining to operating expenses and real property taxes of the Premises. In the event such audit indicates the operating expenses paid by the Lessee are greater than one hundred and five percent (105%) of the actual operating expenses for the appropriate period, the Lessor will, within thirty (30) days of its receipt of the audit, reimburse the Lessee for all costs associated with the audit and the expenses that the Lessee paid in excess of the audited expenses plus interest on such amounts.

          (d)   Provided that the Lessee is not then in default under the terms of this Lease, the Lessee shall have the right to seek a reduction in the Real Property Taxes and/or the insurance obtained by the Lessor for the Premises the premiums for which are included in the Building Operating Expenses. Any alternate insurance proposed by the Lessee must be substantially identical to the insurance carried by the Lessor in coverages, policy limits, deductibles, co-insurance provisions, and other features and must be issued by a carrier with an A.M. Best rating equal to or superior to that of the carrier(s) utilized by the Lessor. In the event that the Lessee is able to locate qualifying insurance issued by a qualifying carrier at a premium less than that charged for the comparable insurance carried by the Lessor, the Lessor shall have the option to either (i) utilize the carrier and the coverages located by the Lessee or (ii) continue to utilize the carrier and coverages then maintained by the Lessor; provided, however, that in such a case the excess premium costs of the insurance carried by the Lessor over the premiums for the insurance located by the Lessee shall not be included in the Building Operating Expenses for purposes of this Lease.

          3.5    Rent Adjustment for Consumer Price Index.    As specified in item 4 of the Basic Lease Provisions, the annual rent shall be increased as of the expiration of each full or partial calendar year of the Lease term (the "Adjustment Date") to reflect any increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, "Urban Wage Earners and Clerical Workers (Revised) Series) All Items—Los Angeles—Anaheim Riverside Average (1982-1984=100)". The index for said subgroup applicable for the month of December (or the month preceding the Rent Commencement Date for the first partial calendar year of the lease term) preceding each Adjustment Date shall be considered the "base", and the annual rent following each Adjustment Date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the index as of the adjustment date over the "base"; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Paragraph 3.5, notwithstanding the fact that the index may, as of some Adjustment Date, be less than the "base", and provided further that the annual rent for any year shall not be increased by more than five and one-half percent (5.5%) nor less than two and one-half percent (2.5%) over the base rent payable in the preceding lease year. If as of any Adjustment Date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar Governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association. This provision shall not apply to the Building Operating Expenses.

          3.6    Calculation and Payment

          (a)   Annual rent shall be payable to the Lessor without deduction or offset in lawful money of the United States at the Lessor's address herein or to such other persons or at such other places as the Lessor designates in writing. Rent payable for any period for less than one (1) month shall be prorated based upon a thirty (30) day month.

          Prior to the commencement of the lease term and on the earlier of each December thereafter or the month following the date on which construction was substantially completed in a manner that changed the leasable area affecting the calculation thereof, the Lessor shall give the Lessee a written estimate of the Building Operating Expenses for the ensuing year or portion thereof. The Lessee shall pay such estimated amount to the Lessor in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, the Lessor shall furnish to the Lessee a statement showing in reasonable detail the actual Building Operating Expenses incurred by the Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust the Lessee's estimated payment to the Lessee's actual proportionate share as shown by such annual statement. Any amount due the Lessee shall be credited against installments next coming due under this paragraph.

          (b)   Within ninety (90) days after each Adjustment Date, the Lessor shall furnish the Lessee with a written statement showing the percentage change in the index for the period ending on the Adjustment Date and specifying the increase, if any, in the annual rent subsequent to the

  Adjustment Date, taking into account all prior adjustments to annual rent for the period preceding the Adjustment Date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted. At the rental payment date next following the Lessee's receipt of such statement, the Lessee shall pay to the Lessor an amount equal to one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b) multiplied by the number of rent payment dates (including the current one) since the relevant Adjustment Date. Subsequent rental payments shall be increased by one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b).

          3.7    End of Term.    Upon the expiration or earlier termination of this Lease, the Lessee shall pay the Lessor, as additional rent, the aggregate rental increase which would have been payable by the Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the Termination Date. The amount of such payment shall be calculated by the Lessor based upon Paragraphs 3.2 and 3.5 (using the expiration or Termination Date as the Adjustment Date for Paragraph 3.5) and the best information then available to the Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

        4.    SECURITY DEPOSIT

        Within ten (10) days of the receipt of written notice from the Lessor stating that the Lessor has received a written loan commitment for a development and construction loan for the Project, the Lessee shall deliver to the Lessor an irrevocable standby letter of credit issued for the benefit of the Lessor and, if so requested by Lessor, Lessor's lender, in an amount equal to the estimated Initial Annual Rent, as determined by multiplying the estimated size of the Premises (based upon the working drawings for the Building) by $1.45 per sq.ft. by six (6) (the "Initial Letter of Credit"). Upon the date that the Lessee takes possession and occupancy of the Premises, providing that the Lessee is not in default under the terms of this Lease or the Development Agreement, the Lessee shall have the right to reduce the Initial Letter of Credit to an amount equal to two (2) months' rent (calculated by multiplying the Initial Monthly Rental by two (2) (the "Replacement Letter of Credit"). On the fifth anniversary of the Term Commencement Date, provided that (i) the Lessee is not then in default under this Lease and (ii) the Lessor has served not more than two (2) notices of default on the Lessee under Section 12.1 hereof during the term of this Lease, the Lessee shall have the right to reduce the amount of the Replacement Letter of Credit to an amount equal to one month's rent (based on the monthly rent payable during the sixth lease year). (The Initial Letter of Credit and the Replacement Letter of Credit are collectively referred to as the "Letters of Credit"). The Letters of Credit shall be issued by an issuer reasonably acceptable to the Lessor and shall be in a form and upon terms and conditions reasonably acceptable to the Lessor. The Letters of Credit may provide for a term of twelve (12) months with annual renewals, provided that the Lessor shall have the right to fully draw on the Letter of Credit in the event that the issuer thereof is unwilling to renew the Letter of Credit for the subsequent year. The Letter of Credit shall require thirty (30) days advance written notice of Lessor of any intention on the part of the issuer to not renew the Letter of Credit for the subsequent twelve months. The Letters of Credit shall constitute a security deposit for the faithful performance by the Lessee of all covenants and conditions of this Lease.

        If the Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, the Lessor may draw upon the Initial or Replacement Letter of Credit, as applicable and use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which the Lessor may spend or be required to spend by reason of the Lessee's default. If the Lessor so uses or applies all or any portion of said deposit, the Lessee shall, within ten (10) days after written demand therefor, (i) cause the issuer of the Letter of Credit to issue a new Letter of Credit in favor of the Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and the Lessee's failure to do so shall be a material breach of this Lease. Should the Lessee comply with all covenants and conditions of this Lease, the Letter of Credit shall be returned to the issuer at the expiration of the term. Should the Lessor sell its interest in the Premises, the Lessee shall cause the transferee to be named as the beneficiary of the Letters of Credit.

        5.    USE

          5.1    Use.    The Premises shall be used and occupied for the purposes described in Item 1 of the Basic Lease Provisions, permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project in effect on the Term Commencement Date, as the same may be amended from time to time, and the Rules and Regulations as the Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Premises and the Project or the preservation of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit "C". The Rules and Regulations, as the same may be amended from time to time, shall not materially diminish or change the rights of the Lessee hereunder.

          5.2    Compliance with Law; Nuisance.    The Lessee, at the Lessee's sole cost and expense, shall comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies (collectively "regulations"), now in force or which may hereafter be in force, pertaining to Lessee's use of the Premises and the occupancy thereof, including any law that requires alteration, maintenance or restoration of the Premises as the result of the Lessee's use thereof. The judgment of any court of competent jurisdiction, or the admission of the Lessee in any action or proceeding against the Lessee, whether the Lessor is a party thereto or not, that the Lessee violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between the Lessor and the Lessee. The Lessee, at its sole expense, shall also comply with (i) all requirements for fire extinguishers or fire extinguisher systems required in the Premises and (ii) all conditions imposed on the use, occupancy or employment of the Premises by the City of Carpinteria or other governmental authority. The Lessee shall not commit, or suffer to be committed, any waste of the Premises.

          5.3    Insurance Cancellation.    Notwithstanding the provisions of Paragraph 5.1 above, the Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, including all uses permitted under Paragraph 5.1 above, which will in any way cause the cancellation of any fire or other insurance upon the Premises, or any other part thereof, or any of its contents. If the Lessee's use of the Premises causes an increase in said insurance rates, the Lessee shall pay as additional rent the amount of such increase. The Lessee shall be in default under this Lease should the Lessee cause the cancellation of fire or other insurance upon the Premises or should the Lessee fail to pay any increased insurance rate attributable to the Lessee's use of the Premises.

          5.4    Hazardous Substances.    Any corrosive, flammable, hazardous or other special waste or materials shall be handled or disposed of as directed by applicable state, Federal, County and City, regulations. The Lessee shall handle, store or dispose of such materials in a careful and prudent manner. At the termination of the Lease, or any option period thereof, the Lessee shall fully clean the Premises in such a manner that no residue of such materials or waste shall remain on the Premises. If required by applicable law, the Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or waste, and shall comply with all conditions imposed by such authority. The Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Premises.

        If so required by cognizant governmental authority or the Lessor's insurance carrier or lender, upon thirty (30) days written notice from the Lessor, the Lessee shall submit a Hazardous Materials

Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) to the Lessor and the appropriate governmental authority for approval. These plans shall be attached in full to this Lease.

        The HMMP shall include the following:

          (a)   The company name, address and contact person.

          (b)   General facility description with map showing location of all buildings and structures.

          (c)   Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by the occupant and submitted by January 1 each year.

          (d)   A floor plan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.

        The HMF shall include the following:

          (a)   Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

          (b)   Separation or Hazardous Material Report outlining the methods to be utilized to insure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

          (c)   Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.

          (d)   Employee Training Program to insure that employees know how to safety handle hazardous materials.

          (e)   Hazardous Materials Contingency Plan that clearly describes appropriate response procedures and measures in case of an accident.

          (f)    A floor plan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.

        The Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority, or the Lessor, at the termination of the Lease and prior to reoccupation of the Premises, if hazardous materials were in use on the Premises. The appropriate governmental authority shall perform or the Lessee shall arrange for such an audit in a timely manner to prevent economic hardship to the Lessor and shall certify that the Premises are available for reoccupation, or shall specify clean-up measures that will render the Premises safe for reoccupation. The Lessee shall be responsible for any clean-up that may be required as a result of the audit.

        Should the Lessee fail to comply with any duty set forth in this Paragraph 5.4, the Lessor may, in addition to all other remedies now or hereafter provided by this Lease, or by law, perform such duty or make good such default, and any amounts which the Lessor shall advance pursuant thereto shall be repaid by the Lessee to the Lessor on demand.

          5.5    Environmental Laws.

          (a)   Compliance with Environmental Laws.    The Lessee, in its conduct of business on or in any activity, work, thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees on the Premises, shall at all times and in all respects comply with all federal, state and county laws, ordinances and regulations (the "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such laws, ordinances or regulations (collectively, the "Hazardous Materials"). Such laws, ordinances or regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq; the Clean Water Act, 33 U.S.C. Section 466, et seq; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq; the Superfund Amendment and Reauthorization Act of 1986; Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq, as amended; those substances defined as "hazardous waste", "extremely hazardous waste", "restricted hazardous waste" or "hazardous substance" in the Hazardous Waste Control Act, Section 25100 et seq of the California Health & Safety Code; and those materials and substances similarly described in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011, et seq., as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health & Safety Code; and any regulations adopted and publications promulgated pursuant to said Laws.

          (b)   Hazardous Materials Handling.    The Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, the Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. The Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Lease, the Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. The Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying the Lessor of the Lessee's intention to do so and affording the Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect the Lessor's interest with respect thereto.

          (c)   Notices.    The Lessee shall immediately notify the Lessor in writing of any of the following activities relating to the Lessee's operations on the Premises: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Lessee, the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or removed from the Premises; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. The Lessee shall also supply to the Lessor as promptly as possible, and in any event within five (5) business days after the Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, or the Lessee's use thereof. The Lessee shall promptly deliver to the Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

          (d)   Indemnification of Lessor.    The Lessee shall indemnify, defend, protect, and hold the Lessor, and each of the Lessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises, or discharge in or from the Premises of any Hazardous Materials resulting from the Lessee or the Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to; in, on, under, about or from the Premises, but only to the extent such Hazardous Materials., are present as a result of actions of the Lessee, its officers, employees, invitees, assignees, contractors, or agents, or (B) the Lessee's failure to comply with any Hazardous Materials Law. The Lessee's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of the Lessee; or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Lessee or others acting for or on behalf of the Lessee (to the extent any such individual is acting within the scope of his relationship with the Lessee), whether or not such acts or. omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to the Lessee.

        6.    MAINTENANCE, REPAIRS AND ALTERATIONS

          6.1    Lessor's Obligations.    The Lessor shall cause to be maintained, in good order, condition and repair, the roof membrane, and common windows and doors of the Premises (excluding the interior surface thereof), heating, venting and air conditioning systems, and any public and common areas in the Premises, the exterior Premises paint as well as all parking areas, driveways, sidewalks, private roads or streets, and landscaping. The costs of such maintenance are chargeable to the Lessee pursuant to Paragraph 3.2 hereof. The Lessor shall maintain, at its sole cost and expense and without reimbursement by Lessee, the roof structure, foundation, exterior and load-bearing walls.

          6.2    Lessee's Obligations.    The Lessee shall, during the term of this Lease, keep in good order, condition and repair, the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises. Except as expressly provided in Paragraphs 3.4 and 6.1, the Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and the Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at the Lessor's expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, the Lessor shall be liable for maintenance or repairs which are caused by the Lessor's gross negligence. The Lessee shall be responsible for interior janitorial services.

          6.3    Alterations and Additions.

            (a)   The Lessee shall not, without the Lessor's prior written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is limited to patching, painting, redecorating and carpeting or is nonstructural in nature and its cost does not exceed one-half of the monthly rent then payable. For all work, the Lessee will provide the Lessor with as-built drawings reflecting any changes to the Premises. As used in this Paragraph 6.3, the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, the Lessor may require that the Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and (ii) in the event there has been a monetary default by the Lessee hereunder in the prior thirty-six (36) months, provide the Lessor, at the Lessee's sole cost and expenses, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure the Lessor against any liability for mechanics' and materialmen's liens and to insure completion of work.

            (b)   All alterations, improvements and additions to the Premises shall be performed by the Lessor's contractor or other licensed contractor approved by the Lessor, which approval shall not be unreasonably withheld. The Lessee shall pay, when due, all claims for labor or materials furnished to or for the Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and the Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

          6.4    Surrender.    On the last day of the term hereof, or on any sooner termination, the Lessee shall surrender to the Lessor the Premises and, subject to the provisions of Paragraph 6.3(a) hereof, all alterations, additions and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that the Lessee's machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable or material damage to the Premises, shall remain the property of the Lessee and be removed by the Lessee. The Lessee shall repair any damage to the Premises occasioned by the removal of the Lessee's furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filing of holes and repair of structural damage.

          6.5    Lessor's Rights.    If the Lessee fails to perform the Lessee's obligations under this Article 6, the Lessor may, at its option (but shall not be required to), and with a five (5) day written notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall become due and payable as additional rent to the Lessor within ten (10) days following written demand therefor.

        7.    INSURANCE

        The Lessee, at its sole cost and expense, shall, commencing on the date the Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

        7.1    Lessee's Liability Insurance.    Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of the Lessee in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner's protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than TWO MILLION DOLLARS ($2,000,000) Combined Single Limit. Such policy shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that "such insurance as is afforded by this policy for the benefit of the Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Lessee, or out of the Lessee's operations, and any insurance carried by the Lessor shall be excess and noncontributory.

          7.2    Lessee's Worker's Compensation Insurance.    Worker's Compensation coverage as required by law, together with Employer Liability coverage.

          7.3    Lessee's Fire and Extended Coverage Insurance.    Commencing on the Rent Commencement Date, insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard "All Risks" coverage, insuring all improvements and betterments made to the Premises (excluding Tenant Improvements made by Lessor or its contractor, all of which shall be insured by the Lessor's casualty insurance), the Lessee's trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 90% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to the Lessor.

          7.4    Policy Requirements.    All policies of insurance required to be carried by the Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California. Any such insurance required by the Lessee hereunder may be furnished by the Lessee under any blanket policy carried by it or under a separate policy therefor. A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to the Lessor prior to the date the Lessee is given the right to possession of the Premises, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage. The Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder. In no event shall the then limits of any policy be considered as limiting the liability of the Lessee under this Lease.

          Each policy evidencing insurance required to be carried by the Lessee pursuant to these requirements shall contain, in form and substance satisfactory to the Lessor: (i) a provision including the Lessor and any other parties in interest designated by the Lessor as an additional insured; (ii) a waiver by the Lessee's insurer of any right to subrogation against the Lessor, its agents, employees and representatives which arise or might arise by reason of any payment under such policy or by reason of any act or omission of the Lessor, its agents, employees or representatives, and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving the Lessor thirty (30) days' prior written notice.

          7.5    Lessor's Rights.    If the Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, the Lessor may (but without obligation to do so), and with twenty-four (24) hours advance notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

          7.6    Lessor's Insurance.    The Lessor shall maintain during the term of this Lease such insurance against physical damage to the Premises and the tenant improvements made by the Lessor or its contractors, comprehensive liability insurance and other insurance as the Lessor may, from time to time, determine. The Lessor shall reasonably determine the limits of coverage, deductibles and specific perils insured against provided, however, that the Lessor's casualty insurance shall be a so-called All-Risk policy, insuring the full replacement value of the Premises and such tenant improvements. The Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Lessor may reasonably determine advisable. Notwithstanding any contributions by the Lessee to the cost of insurance premiums, with respect to the Premises or any alterations of the Premises as may be provided herein, the Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Lessor.

          7.7    Indemnification.    To the fullest extent permitted by law, the Lessee shall defend, indemnify and hold harmless the Lessor from and against any and all claims arising from the Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless the Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on the Lessee's part to be performed hereunder, or arising from any act, neglect, fault or omission of the Lessee, or of its agents, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee, upon notice from the Lessor, shall defend the same at the Lessee's expense by counsel approved in writing by the Lessor, which approval shall not be unreasonably withheld. Except for that which is caused by the gross negligence or willful misconduct of Lessor, the Lessee, as a material part of the consideration to the Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, and the Lessee hereby waives all of its claims in respect thereof against the Lessor.

          7.8    Exemption of Lessor from Liability.    Except in the case of gross negligence or willful misconduct, the Lessor shall not be liable for injury to the Lessee's business or any loss of income therefrom or for damage to the property of the Lessee, the Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall the Lessor be liable for injury to the person of the Lessee, the Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause. The Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air or view.

        8.    DAMAGE OR DESTRUCTION

          8.1    Partial Damage.    If the Premises, or so much thereof as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by the Lessee in the Premises) can be repaired within ninety (90) days without the payment of overtime, the Lessor shall, at the Lessor's expense, repair such damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) as soon as practicable and this Lease shall continue in full force and effect. If the Premises, or so much thereof as to cause a material interference with tile conduct of the Lessee's business in the Premises as a whole, are damaged by any casualty, and the damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums, the Lessor may, at the Lessor's option, either (i) repair such damage as soon as practicable at the Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to the Lessee within thirty (30) days after the date of the occurrence of such damage of the Lessor's intention to terminate this Lease (a "Lessor's Notice"). If the Lessor delivers a Lessor's Notice to the Lessee, this Lease shall terminate as of the date of the occurrence of such damage unless the Lessee delivers to the Lessors the notice set forth below.

          If the Lessor delivers to the Lessee a Lessor's Notice, provided that the damage or destruction is an insured loss under the insurance carried by the Lessor pursuant to Section 7.6 hereof, the Lessee shall have sixty (60) days within which to give Lessor a "Lessee's Notice". A "Lessee's Notice" shall be a written notice from Lessee to Lessor stating that (a) Lessee does not desire the Lease to be terminated, and (b) Lessee will occupy the Premises under this Lease upon their complete reconstruction. Upon the delivery of a Lessee's Notice, the Lessor shall proceed, as quickly as is practicable to rebuild the Building to the same condition as existed prior to the damage or destruction; provided, however, that the Lessor shall be excused from any obligation to rebuild and shall have the right to terminate this Lease if any Lender holding a security interest in the Property properly exercises a right to apply the available insurance proceeds to the obligations owing to it. The Lessor's obligation to reconstruct the Building shall be tolled until the disburser of the available insurance proceeds commits to provide insurance proceeds adequate to fully cover all reconstruction costs. If that commitment is not received by the Lessor, notwithstanding the Lessor's best efforts to obtain it, within ninety (90) days after the occurrence of such damage or destruction, the Lessor shall have the right to terminate this Lease for a period of thirty (30) days thereafter. In any reconstruction, the Lessor shall only be responsible for replacing tenant improvements up to the amount of insurance proceeds available for the same. The Lessee shall deposit with the Lessor, prior to the commencement of the repair or construction, cash in an amount equal to the difference between the bid for the tenant improvements and the amount of insurance proceeds available for the same.

          8.2    Damage Near End of Term.    If the Premises, or so much thereof as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole, are damaged during the last six (6) months of the term of this Lease, the Lessor or the Lessee may, at its option, terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of the election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, the right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

          8.3    Abatement of Rent; Lessee's Remedies.

            (a)   If the Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues shall be abated, in proportion to the degree to which the Lessee's use of the Premises is impaired. Except for such abatement, if any, the Lessee shall have no claim against the Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

            (b)   If the Lessor is obligated to repair the Premises because the repair can be completed within ninety (90) days or if the Lessor elects to repair the Premises as provided above, but does not commence such repair within one hundred twenty (120) days after the date of the casualty or does not complete such repair within one hundred eighty (180) days subject to any extension of up to another sixty (60) days for delays beyond the reasonable control of the Lessor, the Lessee may, at the Lessee's option, terminate this Lease by giving the Lessor written notice of the Lessee's election to do so at any time prior to the commencement of such repair or restoration or after such one hundred eighty (180) day period, in which event this Lease shall terminate thirty (30) days' thereafter. If the Lessor is obligated to repair the Premises as a result of a Lessee's Notice and the satisfaction of the conditions described above, there shall be no termination right on the part of the Lessee.

          8.4    Insurance Proceeds Upon Termination.    If this Lease is terminated pursuant to any right given the Lessee or the Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to the Lessor and any encumbrancers of the Premises, as their interests may appear.

          8.5    Restoration.    The Lessor's obligation to restore shall not include the restoration or replacement of the Lessee's furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by the Lessee to the Premises, other than tenant improvements constructed by the Lessor or its contractor.

        9.    PERSONAL PROPERTY TAXES

        The Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere and, if required, all improvements to the Premises in excess of the Lessor's "building standard" improvements. When practicable, the Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of the Lessor.

        10.    UTILITIES

        The Lessor, as an operating expense of the Premises, shall furnish heating, ventilation and air conditioning to the Premises on the days and during the hours designated by the Lessee.

        The Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon. The Lessor shall not be liable in damages or otherwise unless due to the Lessor's gross negligence or failure to comply with its obligations hereunder for any failure or interruption of any utility services being furnished to the Premises and no such failure or interruption shall entitle the Lessee to terminate this Lease. In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor's control. The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure. Any damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor's option, be rectified by the Lessor, at the Lessee's sole cost and expense.

        11.    ASSIGNMENT AND SUBLETTING

          11.1    Restrictions on Assignment and Subletting.    The Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of the Lessee's interest in this Lease or the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld. If the Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Lessor of its desire to do so and shall submit in writing to the Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (iii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as the Lessor may request concerning the proposed sublessee or assignee, including, but not limited to, a balance sheet as of a date within ninety (90) days of the request for the Lessor's consent, statements of income or profit and loss for the two (2) year period preceding the request for the Lessor's consent, and, in the case of a company that is not publicly traded, a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for the Lessor's consent; and (vi) the name and address of sublessee's or assignee's present or previous landlord. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void.

          11.2    Stock Transfers.    If the Lessee is a non-publicly traded corporation, any transfer of its stock, or any dissolution, merger or consolidation which results in a change in the control of the

  Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of the Lessee shall constitute an assignment of the Lessee's interest in this Lease within the meaning of this Article 11 and the provisions requiring consent contained herein. If any such transfer affects the financial condition of the Lessee, the Lessor may require, as a condition to giving such consent, that the new controlling person(s) execute a guaranty of this Lease.

          11.3    No Release for Assignment.    No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve the Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by the Lessee hereunder unless such release is expressly stated in writing and consented to by the Lessor. The acceptance of rent by the Lessor from any other person shall not be deemed to be a waiver by the Lessor of any provisions of this Lease.

          11.4    Lessor's Consent.    Within ten (10) days after the Lessor's receipt of the information specified in Paragraph 11.1 above, the Lessor may by written notice to the Lessee approve or disapprove such assignment or subletting. If the Lessor does not act within the ten (10) days, such failure to act is deemed a disapproval of such request for assignment or subletting. The Lessor shall advise the Lessee in writing of the basis for any disapproval within ten (10) days after the approval/disapproval period described above.

          11.5    Assumption by Assignee.    Each assignee or transferee, other than the Lessor, shall assume all obligations of the Lessee under this Lease to the extent transferred and shall be and remain liable jointly and severally with the Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by the Lessee hereunder to the extent transferred; provided, however, that a transferee other than an assignee shall be liable to the Lessor for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on the Lessor unless such assignee or Lessee shall deliver to the Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to the Lessor, consistent with the requirements of this Paragraph 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

          11.6    Payment of Transfer Consideration.    Consent by the Lessor to any subletting or assignment other than as contemplated by Section 11.9 below shall be conditioned upon payment by the Lessee to Lessor of one-half of the "Transfer Consideration" (as hereafter defined) received or to be received, directly or indirectly, by the Lessee on account of an assignment of this Lease or subletting by the Lessee of all or a portion of the Premises.

          Transfer Consideration shall be paid to the Lessor at the same time or times as the same is due to the Lessee. Failure to pay the Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling the Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease. "Transfer Consideration" shall mean a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to the Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by the Lessee to the Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by the Lessee to the Lessor under this Lease, if less than all of the Premises is sublet, and (b) in the case of an assignment or a sublease, any consideration paid or given, directly or indirectly, by the sublessee or assignee to the Lessee in exchange for entering into the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by the Lessee or any payment for personal property of the Lessee not in excess of the Lessee's book value thereof. As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, the Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration. If any Transfer Consideration is to be paid or given in installments, the Lessee shall pay each such installment at the time the same is to be paid or given.

          11.7    Payment of Costs.    The Lessee shall reimburse the Lessor for the Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or the Lessee's interest in the Premises.

          11.8    Transfer to Affiliate.    Notwithstanding any of the provisions in this Lease to the contrary, the original Lessee shall have the right, without the Lessor's consent, to assign this Lease to a corporation or other entity with which the Lessee may merge or consolidate, to any parent or subsidiary of the Lessee, or a subsidiary of the Lessee's parent, provided that (i) such assignee has a financial strength equal to or greater than the financial strength of the Lessee on the date hereof and (ii) within fifteen (15) days of such assignment, such assignee delivers to the Lessor a written agreement pursuant to which such assignee agrees to assume all of the obligations of the Lessee under this Lease and be bound by all of the terms hereof. In the event of any such assignment to a parent, affiliate or successor by merger or consolidation, no Transfer Consideration or other consideration paid to the Lessee by the assignee shall be payable to the Lessor, and none of the other provisions of this Section 11 shall be applicable to such transfer. Notwithstanding the preceding, in no event shall any such assignment relieve the original Lessee of any liability whatsoever under this Lease.

          11.9    Permitted Subletting.    Notwithstanding any of the provisions in this Lease to the contrary, during the first seven (7) years following the Term Commencement Date, provided that it is not in default under the terms of this Lease, the original Lessee shall have the right, without the Lessor's consent and without the payment of any Transfer Consideration, to sublease portions of the Premises to one or more subtenants provided that (i) the total aggregate space subleased to all subtenants at any one time shall not exceed one-half of the Premises and (ii) the Lessee shall remain primarily liable for the performance of all of the terms and conditions of this Lease. Any sublease of any portion of the Premises entered into after the seventh anniversary of the Term Commencement Date shall be subject to the requirement that the prior written consent of the Lessor be obtained as provided herein and the requirement that the Transfer Consideration be paid to the Lessor as provided herein.

        12.    DEFAULTS; REMEDIES

          12.1    Default by Lessee.    The occurrence of any one or more of the following events shall constitute a default of this Lease by the Lessee:

            (a)   The vacating or abandonment of the Premises by the Lessee combined with the failure to pay rent;

            (b)   The failure of the Lessee to make any payment of rent or any other payment required to be made by the Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161. In the event that the

    Lessor has given a ten (10) day notice hereunder twice in any twelve (12) month period, any subsequent notice hereunder during such period shall allow a cure within three (3) days of such notice, which three (3) day notice shall also be in lieu of any notice required under Section 1161;

            (c)   The failure by the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by the Lessee, other than described in Paragraph 12. l(b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee. Any such notice shall not be in lieu of any notice required under California Code of Civil Procedure Section 1161. If the nature of the Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall not be deemed to be in default if the Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

            (d)   The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Premises, or of the Lessee's interest in this Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee's assets located at the Premises or of the Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

          12.2    Remedies for Default by Lessee.    In the event of any such default, the Lessor may at any time thereafter, upon notice and demand and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach:

            (a)   Terminate the Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor. In such event, the Lessor shall be entitled to recover from the Lessee:

              (1)   The worth at the time of award of the unpaid rent which has been earned at the time of termination;

              (2)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

              (3)   The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

              (4)   Any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any other reasonable cost. The "worth at the time of award" of the amounts referred to above shall be computed by allowing interest at ten percent (10%) per annum.

            (b)   Pursue any other remedy now or hereafter available to the Lessor under the laws or judicial decisions of the Sate of California, including, but not limited to, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

            (c)   The Lessor, in addition to the rights hereinbefore given in the case of the Lessee's breach or default, may pursue any other remedy available to the Lessor at law or in equity.

            (d)   In addition to the rights hereinbefore given in the case of the Lessee's breach or default, Lessor may offset any delinquent rent or other payment due hereunder against payments due to the Lessee under any promissory note, option agreement or other instrument or agreement between the Lessor and the Lessee. The Lessor shall deliver written notice to the Lessee of the Lessor's intent to exercise such right identifying the delinquent payment and amount that the Lessor intends to offset.

          12.3    Default by Lessor.    The Lessor shall not be in default of any of the obligations of the Lessor under the Lease, unless the Lessor fails to perform such obligations within a reasonable time, but in no event less than thirty (30) days after written notice by the Lessee to the Lessor specifying wherein the Lessor has failed to perform such obligations; provided, however, that if the nature of the Lessor's default is such that more than thirty (30) days are required for its cure, the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of any such default by the Lessor, the Lessee may pursue any remedy now or hereafter available to the Lessee under the laws of judicial decisions of the State of California, except that the Lessee shall not have the right to terminate this Lease except as expressly provided herein nor to set off against any payments due under this Lease. The Lessee waives any right to deduct the expenses of repairs done by the Lessor on the Lessor's behalf from the rent.

          12.4    Late Charges.    The Lessee acknowledges that the late payment by the Lessee to the Lessor of rent and other sums due hereunder will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from the Lessee shall not be received by the Lessor, or the Lessor's designee, within ten (10) days after the same is due, the Lessee shall pay to.the Lessor a late charge equal to five percent (5%) of such overdue amount, monthly, until such overdue amount is paid. The Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost that the Lessor will incur by reason of a late payment by the Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of the Lessee's default with respect to such overdue amounts nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder.

        13.    CONDEMNATION OR RESTRICTION ON USE

          13.1    Eminent Domain.    If the whole of the Premises or so much thereof as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and the Lessee hereby assigns to the Lessor any award which may be made in such taking or condemnation, together with any and all rights of the Lessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give the Lessor any interest in or to require the Lessee to assign to the Lessor any award made to the Lessee for its relocation expenses, any bonus value of the leasehold estate, the taking of personal property and fixtures belonging to the Lessee, the interruption of or damage to the Lessee's business and/or for the

  Lessee's unamortized cost of leasehold improvements. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not, have expired at the time of such appropriation or taking and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. The Lessee's right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

          13.2    Abatement of Rent.    In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by the Lessee.

          13.3    Temporary Taking.    No temporary taking of the Premises and/or of the Lessee's rights therein or under this Lease shall terminate this Lease; and any award made to the Lessee by reason of any such temporary taking shall belong entirely to the Lessee and the Lessor shall not be entitled to share therein.

          13.4    Voluntary Sale as Taking.    A voluntary sale by the Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

        14.    BROKERS

        The Lessor acknowledges its obligation to pay a commission to the broker(s) specified in Item 8 of the Basic Lease Provisions, pursuant to a separate agreement between Lessor and Lessee. Except for the broker specified in Item 8, the Lessee represents and warrants that it has neither incurred nor is aware of any other broker's, finder's, or similar fee payable as a result of a claim of any person representing the Lessee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless the Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

        15.    LESSOR'S LIABILITY

        15.1    The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Lessor's obligations thereafter to be performed; provided, however, that any funds in the hands of the Lessor or the then grantor at the time of such transfer in which the Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Lessor shall, subject as aforesaid, be binding on the Lessor's successors and assigns only during their respective periods of ownership.

        15.2    The initial Lessor hereunder is a joint venture, corporation, limited liability company, partnership or sole partnership ("Owner"). In consideration of the benefits accruing hereunder, the Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Lessor:

            (a)   The sole and exclusive remedy shall be against the Premises and the Owner's interest in the Premises. There shall be no recourse against the Owner personally or any other assets of the Owner;

            (b)   No joint venturer, shareholder, member, partner or sole proprietor of the Owner ("Member") shall be sued or named a party in any suit or action (except as may be necessary to secure jurisdiction of the Owner);

            (c)   No service of process shall be made against any Member (except as may be necessary to secure jurisdiction of the Owner);

            (d)   No Member shall be required to answer or otherwise plead to any service of process unless such Member is the Owner;

            (e)   No judgment will be taken against any Member unless such Member is the Owner;

            (f)    Any judgment taken against any Member may be vacated and set aside at any time nunc pro tunc unless such Member is the Owner;

            (g)   No writ of execution will ever be levied against the assets of any Member (other than the Project); and

            (h)   These covenants and agreements are enforceable by the Owner and also by any Member thereof.

        16.    PARKING

        During the term of this Lease, the Lessee shall have to use the parking area available to the building subject to such rules and regulations as the lessor may reasonably establish. Such rules and regulations may include, but shall not be limited to, designation of specific areas for use by invitees of the Lessee and the Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of the Lessor, the Lessee and their respective invitees.

        The Lessor may temporarily close any part of the common area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs, alterations or in connection with the construction of improvements on the property. During any such construction the Lessor shall provide alternative parking. The Lessor shall not have any express or implied obligation to enforce or police the parking lot usage. The Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease, or give rise to any claim whatsoever against the Lessor; specifically, the Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any ridesharing program established by the Lessor.

        17.    GENERAL PROVISIONS

          17.1    Estoppel Certificate

            (a)   The Lessee and the Lessor shall at any time, and from time to time, upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to such party's knowledge, uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or any assignee or sublessee of the Lease.

            (b)   The Lessee's or the Lessor's failure to deliver such statement within such time shall be conclusive upon such party that (i) this Lease is in full force and effect without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) not more than one (1) month's rent has been paid in advance.

            (c)   If the Lessor desires to finance or refinance the Premises, or any part thereof, the Lessee shall deliver to any lender designated by the Lessor such financial statements of the Lessee as may be reasonably required by such lender. If the Lessee is a publicly traded corporation, the financial statements may be the most recent publicly available statements. All such financial statements shall be received by the Lessor in confidence and shall be used only for the purposes herein set forth.

          17.2    Severability.    The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

          17.3    Time of Essence.    Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

          17.4    Captions.    Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

          17.5    Notices.    Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular or overnight mail, addressed to the Lessor and the Lessee respectively at the addresses set forth before their signatures in Item 10 of the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may, from time to time, be designated in writing by the Lessor or the Lessee by notice pursuant hereto.

          17.6    Waivers.    No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by the Lessor shall not be a waiver of any preceding breach by the Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

          17.7    Holding Over.    If the Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of the Lessor, the Lessee shall become a tenant at sufferance only at one hundred twenty-five percent (125%) of the monthly rent for the Premises then in effect for the space, in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by the Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect the Lessor's right of re-entry or any other rights of the Lessor hereunder or as otherwise provided by law.

          17.8    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          17.9    Inurement.    Subject to any provisions hereof restricting assignment or subletting by the Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

          17.10    Choice of Law.    This Lease shall be governed by the laws of the State of California.

          17.11    Subordination.    This Lease shall, at the Lessor's option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created. The Lessee shall, upon written demand by the Lessor, execute such instruments as may be required, from time to time, to subordinate the rights and interest of the Lessee under this Lease to the lien of any mortgage or deed of trust on the Premises. Notwithstanding any such subordination, so long as the Lessee is not in default hereunder, this Lease shall not be terminated or the Lessee's quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed. In the event of such foreclosure, the Lessee shall thereupon become a Lessee of, and attorn to, the successor in interest to the Lessor on the same terms and conditions as are contained in this Lease. The Lessee may condition any subordination upon the Lessor's and any lender's agreement to execute a Nondisturbance, Subordination and Attornment Agreement reasonably approved by the Lessee. The Lessee agrees that a Nondisturbance, Subordination and Attornment Agreement that provides that the lender or transferee of the Building and/or the Project is (i) not responsible for any defaults of the Lessor prior to the date of transfer and (ii) not liable for the security deposit unless it is actually received from Lessor are reasonable provisions.

          The Lessee agrees to execute subordination agreements from time to time at the request of the Lessor subordinating this Lease and any Memorandum of this Lease, to easements, rights of way, development agreements, covenants, conditions and restrictions, or other instruments and documents necessary or appropriate to the development of the Premises and the building as determined by the Lessor; provided, however, that no term or provision of any such instrument or document shall materially diminish or change the rights of the Lessee hereunder.

          17.12    Attorneys' Fees.    If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover actual attorneys' fees incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be paid whether or not such action is prosecuted to judgment. The attorneys' fees to be awarded the prevailing party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment. The award of attorneys' fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith. For purposes of this section, attorneys' fees shall include, without limitation, attorneys' fees, paralegal fees, costs and expenses incurred in relation to any of the following: post judgment motions; contempt proceedings, garnishment, levy and debtor or third party examinations; discovery; and bankruptcy litigation.

          17.13    Lessor's Access.    Subject to compliance with the Lessee's reasonable security procedures, the Lessor and the Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises as the Lessor may deem necessary or desirable. The Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and the Lessor may, at any time during the last one hundred eighty (180) days of the term hereof (or during any period in which the Lessee is in default under this Lease), place on or about the Premises any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to the Lessee.

          17.14    Corporate Authority.    If the Lessee is a corporation, the Lessee shall, at the Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. The Lessee shall also, at the Lessor's request, within thirty (30) days after execution of this Lease, deliver to the Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

          17.15    Surrender or Cancellation.    The voluntary or other surrender of this Lease by the Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless the Lessor elects to treat such surrender or cancellation as an assignment to the Lessor of any or all of such subleases.

          17.16    Entire Agreement.    This Lease, the exhibits and other documents referred to herein hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every land or nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. The Lessor has made no representations or promises whatsoever with respect to the Premises, or the design configuration of the project, except those contained herein or therein, and no other person, form or corporation has at any time had any authority from the Lessor to make any representations or promises on behalf of the Lessor. If any such representations or promises have been made by others, the Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

          Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

          17.17    Signs.    The parties agree that the name of the building shall be the "Benton Oil and Gas Building". As provided in the Development Agreement, the Lessee shall submit drawings to the Lessor for the installation of one (1) sign on the exterior of the building to be placed in a location agreed to by the parties. The drawings shall designate the requested size, materials, color and style of the signage. The Lessor shall have the right to approve or disapprove the proposed signage. The Lessee shall maintain the signs in good condition and repair at its expense.

          The Lessee shall not be permitted to change the name of the building without the prior written consent of the Lessor, which may be given or withheld by the Lessor in the exercise of its reasonable discretion.

          No other sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the building without the written consent of the Lessor first had and obtained and without full compliance with all governmental requirements and with the Project Signage Plan and any other required consents. The Lessor shall have the right to remove any unapproved sign, placard, picture, advertisement, name or notice without notice to and at the expense of the Lessee. All approved signs shall be installed at the Lessee's sole cost and expense. The Lessee further agrees to maintain any such approved signs, as may be approved by the Lessor, in good condition and repair at all times. The Lessee shall not place any sign on a vehicle or movable or non-movable object in or on the street adjacent to the Premises.

          17.18    Interest on Past Due Obligations.    Any amount due from the Lessee to the Lessor hereunder which is not paid when due shall bear interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award or the maximum allowable under the law, whichever is greater, from the date due until paid, but the payment of such interest shall not excuse or cure any default by the Lessee.

          17.19    Gender; Number.    Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

          17.20    Recording of Lease.    The Lessee and the Lessor shall execute and record a Memorandum of Lease upon the acquisition of title to the Premises by the Lessor. At the expiration or sooner termination of this Lease, the Lessee shall execute, acknowledge and deliver to the Lessor, within ten (10) days after written demand from the Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.

          17.21    Waiver of Subrogation.    The Lessor and the Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. The Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

          17.22    Confidentiality of Lease.    The Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of the Lessor. The Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by the Lessee, and the Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

          17.23    Quiet Enjoyment.    Provided the Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment for rent and all other sums due hereunder, the Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against the Lessor and all persons claiming by, through or under the Lessor. The Lessee's right to use the Premises as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against the Lessor.

          17.24    Window Coverage.    The Lessor shall select a standard mini-blind type and color for all windows to be covered by the Lessee. No window covering, including, but not limited to, coatings or draperies, shall be used by the Lessor without the Lessor's written approval.

          17.25    Materials Storage Restrictions.    The Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by the Lessor pursuant to Article 7.

          17.26    No Agency.    Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease and the other instruments and documents referred to herein when duly executed by both parties with respect to the transactions contemplated hereby.

          17.27    Force Majeure.    Notwithstanding any of the items set forth above, the Lessor shall bear no liability of whatever kind to the Lessee if, despite the Lessor's exercise of due diligence, the Lessor's carrying out of its obligations, as defined herein, prevented or delayed by legal action, nor by the exercise of governmental authority, whether Federal, State of County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable casualties, or acts of third parties beyond the Lessor's control.

          17.28    Accord and Satisfaction.    No payment by the Lessee or receipt by the Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

          17.29    Financial Statements.    The Lessee shall deliver to the Lessor, prior to the execution of this Lease, its financial statement, and the annual financial statements of the Lessee within ninety (90) days after the end of the Lessee's fiscal year, which shall be certified by the Lessee as true and correct. If the Lessee is a publicly traded corporation, the financial statements may be the most recent publicly available statements. The Lessee shall also provide financial statements of any guarantor of this Lease, which shall be certified as true and correct by such guarantor. Such financial statements shall be based upon generally accepted accounting principles applied on a consistent basis. The financial statements shall clearly show sufficient information to accurately depict the financial condition of the Lessee as of the date thereof. If the Lessee is a partnership or joint venture, such financial statements shall, upon the Lessor's request, be accompanied by similar financial statements of each general partner or joint venturer of the Lessee. Such similar statements shall be certified to be true and correct by the subject thereof. Within five (5) days following written request by the Lessor delivered after any default by the Lessee in the payment of any sums owing under this Lease, whether or not any time period allowed for the cure of such default has expired, the Lessee shall provide the Lessor with copies of the Lessee's financial statement for the end of the most recent quarter of the Lessee's fiscal year, and the Lessee's financial statement (including year to date information) for the end of the month preceding such default. In each case, such financial statement shall meet all of the preceding requirements for annual financial statements. The Lessee's failure to deliver the financial statements contemplated hereby within the time specified shall constitute a material default by the Lessee under this Lease.

          17.30    Supersedes Proposal to Lease.    This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral, and any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.

          17.31    Construction.    The provisions of this Lease should be liberally construed to effectuate its purposes. The language of all parts of this Lease shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this Lease and had the opportunity to have their counsel review it. Whenever the context and construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.

          17.32    Consent.    Except as otherwise provided, in all cases where the consent or approval shall be requested of the Lessor or the Lessee' pursuant to the Lease, the giving of such consent shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is required.

          Whenever the Lease grants the Lessor or the Lessee the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, the Lessor or the Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and/or a sophisticated tenant concerning the benefits to be enjoyed under the lease. In all cases where any party is required to express its denial of consent, such denial shall be in writing and state all the reasons for such denial. Furthermore, where consent is required, consent will be deemed to have been granted unless a written denial of consent is received by the requesting party within ten (10) business days of when the request for consent has been made.

          17.33    Dispute Resolution.

            (a)   Purpose; Definition.    The parties desire to resolve all disputes, controversies and claims arising out of or relating to this Agreement, whether legal or equitable, without litigation. All such disputes arising out of or relating to this Agreement, and the relationships and transactions contemplated hereby, including without limitation the Agreement's preparation, meaning, breach and enforcement ("Arbitrable Dispute"), shall be resolved according to the procedure set forth in paragraph (c) of this Section.

            (b)   Good Faith Negotiations Required.    If any party believes that an Arbitrable Dispute exists, it shall provide written notice to the other party (a "Notice"). Following delivery of such Notice, the parties shall enter into good faith negotiations. Within five (5) business days following receipt of a Notice, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Arbitrable Dispute. Such representatives shall meet and commence good faith negotiations within five (5) business days thereafter. The parties intend that these negotiations be conducted by nonlawyer, business representatives. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery, and shall not be admissible in the arbitration described below without the consent of both parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration.

            (c)   Arbitration Procedures.    If the negotiations pursuant to paragraph (b) do not resolve the Arbitrable Dispute within thirty (30) days of the initial written request, or such extended time period as the parties may agree in writing, the Arbitrable Dispute shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), except that the selection of the arbitrator(s) shall be as provided herein. If the Arbitrable Dispute relates to financial matters, the arbitrator shall be a partner of a "Big Six" accounting firm (1) which has not performed services for any party to this agreement or any affiliate of any party for a period of five years immediately preceding the date the dispute is submitted for negotiation, as provided above, and (2) the designated partner of which has substantial experience in financial matters related to real property, leases and construction. If the dispute does not involve financial matters, the arbitrator shall be a retired judge. If the dispute involves both financial and legal matters, then there shall be two arbitrators. The two arbitrators shall make only one decision.

            The party initiating the arbitration shall specify in writing the subject matter of the dispute. Within ten (10) business days, the other party shall respond in writing, naming three (3) arbitrators for each class of arbitrator required. The other party shall select the necessary arbitrator(s) from the names presented with ten (10) business days of the delivery of the names of the potential arbitrators. If no timely response is made setting forth the names of the potential arbitrators or the selection from among them, the party who has not failed to respond shall be entitled to select the arbitrator(s). The arbitration shall commence within ten (10) business days following such a selection. All fees, charges and expenses of the arbitrator(s) shall be shared equally by the parties.

            Discovery shall be controlled by the arbitrator. All discovery shall be limited to requests or demands to produce documents. No oral depositions of another party shall be permitted. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration shall be held in Santa Barbara, California. Each party may submit a written brief of not more than fifteen (15) pages (excluding copies of documents or financial records). The arbitrator(s) shall rule on the Arbitrable Dispute by issuing a written opinion within fifteen, (15) days after the close of hearing. The times specified in this Section may be extended upon mutual written agreement of the parties or by the arbitrator(s) upon a showing of good cause. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The decision of the arbitrator(s) shall not be subject to appeal; the parties hereto each waive any rights to appeal the decision of the arbitrator(s).

        18.    CONSTRUCTION OF TENANT IMPROVEMENTS.

        The Lessor agrees to construct the tenant improvements for the Premises described in the Development Agreement between the parties. The timing, manner and means of construction of the tenant improvements, and the amount and use of the allowance provided by the Lessor for the construction of the tenant improvements are described in the Development Agreement.

        IN WITNESS WHEREOF, the parties have executed this Building Lease as of the date first written above.

Date: Nov. 7 , 1996	BERMANT DEVELOPMENT COMPANY
	By:	/s/ JEFF C. BERMANT
	Name and Title:	Jeffrey C. Bermant
Address:
130 Cremona Drive, Suite D Goleta, CA 93117-3075
LESSEE:
Date: November 7 , 1996	BENTON OIL AND GAS COMPANY, INC., a Delaware corporation
	By:	/s/ MICHAEL WRAY
	Name and Title:	Michael Wray, President
Address prior to Rent Commencement Date:
1145 Eugenia Place, Suite 200 Carpinteria, CA 93013
Address following Rent Commencement Date:
6267 Carpinteria Avenue Carpinteria, CA 93013

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ASSIGNMENT AND SUBORDINATION OF MASTER LEASE AND CONSENT OF MASTER TENANT
RECITALS
ACCEPTANCE OF ASSIGNMENT